HENNESSY FUNDS TRUST N-14/A

Exhibit 99.14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Hennessy Funds Trust and to the use of our report dated August 29, 2022 on the financial statements and financial highlights of Quaker Investment Trust. Such financial statements and financial highlights appear in the 2022 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.

/s/ Tait, Weller & Baker LLP

Philadelphia, Pennsylvania

August 22, 2023